Exhibit 23.4

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to the use of my name as a Director Nominee in the Registration Statement on Form S-1 filed by Rose Rock Midstream, L.P. and the related prospectus and any amendments thereto.

Date: October 31, 2011

/s/ Mark Monroe
Mark Monroe